UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2023

NAUTICUS ROBOTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40611	87-1699753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17146 Feathercraft Lane, Suite 450, Webster, TX 77598

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 942-9069

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KITT	The Nasdaq Stock Market LLC

Warrants	KITTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of William H. Flores to the Board of Directors

On September 26, 2023, the board of directors (the “Board”) of Nauticus Robotics, Inc. (the “Company”) increased the number of directors on the Board from eight to nine and appointed the Honorable William H. “Bill” Flores to the Board.  Mr. Flores, age 69, is currently the Vice-Chair and Chair of the Finance and Audit Committee for the Electric Reliability Council of Texas (ERCOT).  From January 2011 to January 2021, Mr. Flores was a member of the U.S. House of Representatives representing Texas’ 17th Congressional District. During his time in Congress, he served on four committees, including six years of service on the House Energy and Commerce Committee.  Prior to his service in Congress, Mr. Flores had approximately 30 years of energy industry experience, including 20 years of senior “C” level leadership roles at public and private energy companies, the most recent of which was serving as Chief Executive Officer of Phoenix Exploration Company.  Mr. Flores has also been nominated to the board of CO2 Energy Transition LLC, and will begin that role effective with its anticipated IPO later this year.   Mr. Flores currently serves in other governance roles, including the advisory boards of Veriten LLC, The Middle East Research Institute, the Congressional Hispanic Leadership Institute, the American Council for Capital Formation, the Private Enterprise Research Council, the KBH Energy Center at the University of Texas – Austin, and the Texas A&M Energy Institute.  Mr. Flores is also on the Board of Trustees of Houston Christian University (formerly known as Houston Baptist University).   Mr. Flores is a Texas CPA, and has a BBA in Accounting from Texas A&M University -- College Station, and an MBA from Houston Christian University.  The Board believes that Mr. Flores’ extensive public and private experience and deep financial knowledge make him a valuable addition to the Board.

The Board has determined that Mr. Flores is independent and is a an “audit committee financial expert.” Mr. Flores was appointed as the chair of the Audit Committee and as a member of the Nominating and Corporate Governance Committee. Mr. Flores will be compensated in accordance with the Company’s non-employee director compensation policy, as described in the Company’s definitive 2023 proxy statement. In connection with his appointment, Mr. Flores will receive an initial grant of 28,805 restricted stock units (“RSU”), consistent with the initial RSU grants previously made to all other non-employee directors of the Company (other than the Chair of the Board) as previously disclosed by the Company. There is no arrangement or understanding between Mr. Flores and any other person pursuant to which Mr. Flores was selected as a director. Mr. Flores does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of John W. Gibson, Jr. as President

On September 26, 2023, the Board appointed John W. Gibson, Jr., a current member of the Board, to serve as President of the Company. Mr. Gibson assumed the role of President from Mr. Nicolaus Radford, who will continue to serve as the Company’s Chief Executive Officer. Both Mr. Radford and Mr. Gibson will continue with their service as directors on the Board. In light of his appointment as President, Mr. Gibson stepped down from his position as Chair of the Audit Committee and as a member of the Audit and Nominating and Corporate Governance Committees.

Mr. Gibson, age 66, joined the Board in 2022. He previously served as Chairman of the Board of Directors, Chief Executive Officer and President of Flotek Industries from January 2020 to January 2023. Mr. Gibson is a recognized leader with more than 35 years of global experience in the energy technology, oil and gas services and exploration and production sectors of the energy industry. Prior to Flotek, from May 2017 to December 2019, Mr. Gibson was the Chairman of Energy Technology at Tudor, Pickering, Holt & Company, an energy-focused investment bank headquartered in Houston. In this role, he led a team focused on opportunities in emerging oil and gas technologies. From July 2010 to May 2015, Mr. Gibson served as President and Chief Executive Officer of Tervita Corporation, a major Canadian-based environmental and oilfield services company, where he successfully executed a $2.6 billion debt restructuring, coincident with an aggressive growth and diversification strategy. Prior to Tervita, Mr. Gibson’s other roles included serving as President and Chief Executive Officer of Paradigm Geophysical and Landmark Graphics Corporation, as well as President of Halliburton Company’s Energy Services Group. Mr. Gibson also served as the former head of subsurface research at Chevron Corporation and as a director of Bluware Inc. Mr. Gibson holds a Bachelor of Science in Geology from Auburn University and Master of Science in Geology from the University of Houston.

As compensation for his service as President, subject to the terms and conditions of an offer letter dated September 27, 2023 between the Company and Mr. Gibson (the “Offer Letter”), Mr. Gibson shall receive a base salary of not less than $120,000 and a sign-on equity grant of $222,000 made in RSUs (the “Sign-On Grant”). The Sign-On Grant will fully vest after one year. As detailed in the Offer Letter, beginning in fiscal year 2024, Mr. Gibson will be eligible for a target long-term incentive bonus, as well as to participate in the Company’s short-term incentive bonus plan, on the same terms and conditions as the Company’s Chief Executive Officer or other most senior executives. At the conclusion of his employment with the Company, Mr. Gibson also will be eligible for a success-based bonus of no more than $684,000, subject to the terms of the Offer Letter. The foregoing summary is qualified in its entirety by reference to the Offer Letter, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

In connection with Mr. Gibson’s appointment, Nauticus Robotics Holdings, Inc., a wholly owned subsidiary of the Company (the “Sublessee”), entered into a corporate sublease agreement to sublet residential space (the “Premises”) for Mr. Gibson located in close proximity to the Company’s headquarters in Webster, Texas (the “Sublease”). Under the Sublease, Sublessee will pay rent in the amount of $2,260 per month.

Mr. Gibson does not have any family relationship with any current director or executive officer of the Company, and, except as described above, there are no other arrangements or understandings with any other person pursuant to which Mr. Gibson was appointed as President of the Company.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
10.1	Offer Letter, dated September 27, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2023	Nauticus Robotics, Inc.

	By:	/s/ Nicolaus Radford
		Name:	Nicolaus Radford
		Title:	Chief Executive Officer

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